Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating Revenues:
Electric	$2,035	$1,921	$4,920	$5,096
Natural gas	138	139	762	786
Total operating revenues	2,173	2,060	5,682	5,882
Operating Expenses:
Fuel and purchased power	499	430	1,154	1,518
Natural gas purchased for resale	30	30	214	280
Other operations and maintenance	520	470	1,455	1,368
Depreciation and amortization	388	369	1,125	1,024
Taxes other than income taxes	150	147	416	398
Total operating expenses	1,587	1,446	4,364	4,588
Operating Income	586	614	1,318	1,294
Other Income, Net	101	101	293	261
Interest Charges	173	152	492	413
Income Before Income Taxes	514	563	1,119	1,142
Income Taxes	57	69	140	144
Net Income	457	494	979	998
Less: Net Income Attributable to Noncontrolling Interests	1	1	4	4
Net Income Attributable to Ameren Common Shareholders	$456	$493	$975	$994

Earnings per Common Share – Basic	$1.71	$1.88	$3.66	$3.79

Earnings per Common Share – Diluted	$1.70	$1.87	$3.65	$3.78

Weighted-average Common Shares Outstanding – Basic	266.8	262.8	266.6	262.5
Weighted-average Common Shares Outstanding – Diluted	267.3	263.4	266.9	263.2

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$17	$25
Accounts receivable - trade (less allowance for doubtful accounts)	651	494
Unbilled revenue	348	319
Miscellaneous accounts receivable	70	106
Inventories	792	733
Current regulatory assets	226	365
Other current assets	153	139
Total current assets	2,257	2,181
Property, Plant, and Equipment, Net	35,720	33,776
Investments and Other Assets:
Nuclear decommissioning trust fund	1,333	1,150
Goodwill	411	411
Regulatory assets	1,915	1,810
Pension and other postretirement benefits	581	581
Other assets	1,081	921
Total investments and other assets	5,321	4,873
TOTAL ASSETS	$43,298	$40,830
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$300	$849
Short-term debt	1,539	536
Accounts and wages payable	717	1,136
Taxes accrued	206	54
Customer deposits	205	176
Other current liabilities	600	594
Total current liabilities	3,567	3,345
Long-term Debt, Net	16,422	15,121
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	4,477	4,176
Regulatory liabilities	5,562	5,512
Asset retirement obligations	798	772
Other deferred credits and liabilities	510	426
Total deferred credits and other liabilities	11,347	10,886
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	7,264	7,216
Retained earnings	4,576	4,136
Accumulated other comprehensive loss	(10)	(6)
Total shareholders’ equity	11,833	11,349
Noncontrolling Interests	129	129
Total equity	11,962	11,478
TOTAL LIABILITIES AND EQUITY	$43,298	$40,830

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2024	2023
Cash Flows From Operating Activities:
Net income	$979	$998
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,142	1,063
Amortization of nuclear fuel	59	56
Amortization of debt issuance costs and premium/discounts	14	12
Deferred income taxes and investment tax credits, net	145	128
Allowance for equity funds used during construction	(48)	(39)
Stock-based compensation costs	22	21
Other	84	12
Changes in assets and liabilities	(451)	(220)
Net cash provided by operating activities	1,946	2,031
Cash Flows From Investing Activities:
Capital expenditures	(3,029)	(2,571)
Nuclear fuel expenditures	(57)	(63)
Purchases of securities – nuclear decommissioning trust fund	(499)	(156)
Sales and maturities of securities – nuclear decommissioning trust fund	480	136
Other	(1)	(2)
Net cash used in investing activities	(3,106)	(2,656)
Cash Flows From Financing Activities:
Dividends on common stock	(535)	(496)
Dividends paid to noncontrolling interest holders	(4)	(4)
Short-term debt, net	1,002	272
Maturities of long-term debt	(849)	(100)
Issuances of long-term debt	1,610	997
Issuances of common stock	30	28
Employee payroll taxes related to stock-based compensation	(8)	(20)
Debt issuance costs	(19)	(12)
Other	(15)	(10)
Net cash provided by financing activities	1,212	655
Net change in cash, cash equivalents, and restricted cash	52	30
Cash, cash equivalents, and restricted cash at beginning of year(a)	272	216
Cash, cash equivalents, and restricted cash at end of period(b)	$324	$246
(a)Includes $25 million of cash and cash equivalents and $247 million of restricted cash as of December 31, 2023.
(a)Includes $17 million of cash and cash equivalents and $307 million of restricted cash as of September 30, 2024.